                                                               Exhibit 11

                                 Tyco Toys, Inc.
                          Computation of Per Share Loss
                    (in thousands, except per share amounts)


                                                                                       Quarters Ended March 31,
                                                                                     ----------------------------
                                                                                       1996              1995
                                                                                       ----              ----
Primary Loss Per Share:
     1.   Net loss                                                                   $(10,197)         $   (6,669)
     2.   Less preferred dividends                                                        827                 784
                                                                                     --------          ----------
     3.   Net loss applicable to common shareholders                                 $(11,024)         $   (7,453)
                                                                                     ========          ==========

     4.   Weighted average shares outstanding                                          34,827              34,757
     5.   Add additional shares issuable upon the assumed exercise
             of outstanding stock options *                                                 -                   -
                                                                                     --------          ----------
     6.   Adjusted weighted average shares outstanding                                 34,827              34,757
                                                                                     ========          ==========

     7.   Net loss per share (3 / 6)                                                 $  (0.32)        $    (0.21)
                                                                                     ========          ==========


Fully Diluted Loss Per Share:
     8.   Line 3 above                                                               $(11,024)         $   (7,453)
     9.   Add back preferred dividends (line 2)                                           827                 784
     10.  Add back interest, net of tax, on assumed conversion of
             the Company's 7% Convertible Subordinated Notes                              182                 169
                                                                                     --------          ----------
     11.  Adjusted net loss                                                          $(10,015)         $   (6,500)
                                                                                     ========          ==========

     12.  Weighted average shares outstanding (line 4)                                 34,827              34,757
     13.  Add additional shares issuable upon the assumed exercise
             of outstanding stock options*                                                 --                  --
     14.  Add additional shares issuable upon assumed
             conversion of the Company's 7% Convertible
             Subordinated Notes                                                         1,603               1,497
     15.  Add additional shares issuable upon assumed
             conversion of the Company's Convertible Preferred Stock                    5,517               4,965
                                                                                     --------          ----------
     16.  Adjusted weighted average shares outstanding                                 41,947              41,219
                                                                                     ========          ==========

     17.  Net loss per share (11/16) **                                              $  (0.24)         $    (0.16)
                                                                                     ========          ==========


 * For the calculation of loss per share, the inclusion of the assumed exercise of options for the periods presented was anti-dilutive and, therefore, such assumed exercise has been excluded from the per share calculations.

** Fully diluted loss per share is not presented in the Consolidated Statements of Operations as the assumed conversions of the Company's Preferred Securities and Convertible Subordinated Notes were anti-dilutive for the periods presented.